As filed with the Securities and Exchange Commission on November 3, 2016
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________________________________

Adamas Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	42-1560076 (I.R.S. Employer Identification Number)

_______________________________________________________________
1900 Powell Street, Suite 750
Emeryville, CA 94608
(510) 450-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________________________________________

Gregory T. Went, Ph.D.
Chief Executive Officer and Chairman of the Board of Directors
Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 750
Emeryville, CA 94608
(510) 450-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________________________________

Copies to:
Robert L. Jones
Kenneth L. Guernsey
Danielle E. Naftulin
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
(650) 843-5000
_______________________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Primary Offering:(2)
Common Stock, par value $0.001 per share			$200,000,000	$23,180
Secondary Offering:(3)
Common Stock, par value $0.001 per share	1,600,000	$13.91	$22,256,000	$2,580
Total Registration Fee				$25,760 (4)

(1)
The proposed maximum offering price per unit and proposed maximum aggregate offering price has been calculated (a) pursuant to Rule 457(o) under the Securities Act with respect to the primary offering securities, and (b) Rule 457(c) of the Securities Act with respect to the secondary offering shares of common stock based on the average high and low prices reported for the Registrant’s common stock traded on the NASDAQ Global Market on November 1, 2016.

(2)
There are being registered hereunder such indeterminate number of shares of common stock to be sold by the Registrant which shall have an aggregate initial offering price not to exceed $200,000,000. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)
Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by the amount of the filing fee associated with the unsold securities from the registrant’s Form S-3 Registration Statement, filed with the Commission on May 9, 2015 (SEC File No. 333-204284) (the “Prior Registration Statement”), which were (a) $73,658,715 of unsold shares of common stock to be sold by the registrant, and (b) 1,600,000 shares of our common stock to be sold by designated stockholders. The associated filing fee of $11,861 for the securities remaining under the Prior Registration Statement is hereby used to offset the current registration fee due, resulting in an additional registration fee in the amount of $13,899 due in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of such securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2016
PROSPECTUS
$200,000,000
Common Stock

From time to time, we may offer and sell up to an aggregate amount of $200,000,000 of Common Stock.
In addition, designated stockholders to be named in a prospectus supplement may also offer and sell, from time to time, up to 1,600,000 shares of our common stock. To the extent that any designated stockholder sells any securities, the designated stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the designated stockholder and the terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by designated stockholders.
We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the shares of common stock being offered.
Our common stock is listed on the NASDAQ Global Market under the trading symbol “ADMS.” On November 2, 2016, the last reported sale price of our common stock was $13.56 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the shares of common stock covered by the applicable prospectus supplement.
Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of shares of our common stock unless accompanied by a prospectus supplement.
The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares of our common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2016.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	6
DESIGNATED STOCKHOLDERS	9
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	11
EXPERTS	11
WHERE YOU CAN FIND ADDITIONAL INFORMATION	12
INCORPORATION BY CERTAIN INFORMATION BY REFERENCE	12

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings, up to a total dollar amount of $200,000,000 of shares of our common stock as described in this prospectus. In addition, under this shelf process, the designated stockholders to be named in a supplement to this prospectus may, from time to time, offer or sell up to 1,600,000 shares of our common stock.
Each time we and/or the designated stockholders offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the shares of our common stock being offered.
This prospectus may not be used to consummate a sale of shares of our common stock unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the designated stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We and the designated stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

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The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our shares of our common stock discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Adamas Pharmaceuticals, Inc.
Overview
    We are a pharmaceutical company that is developing new medicines to improve the daily lives of those affected by chronic neurologic disorders. Approximately 36 million people in the United States suffer from chronic neurologic disorders, including Alzheimer’s disease, Parkinson’s disease (PD), multiple sclerosis, and epilepsy. We have pioneered a platform based on an understanding of time dependent biologic effects of disease activity and drug response to achieve symptomatic relief without additional tolerability issues. We have developed a portfolio of chrono-synchronous therapies to potentially address chronic neurologic disorders. Our first proprietary product candidate is ADS-5102, a chrono-synchronous amantadine therapy, for the treatment of levodopa-induced dyskinesia (LID) in patients with PD. We submitted a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for ADS-5102 in October 2016. The FDA has designated that LID in patients with PD is an orphan disease. There are currently no approved drugs in the United States or Europe for the treatment of LID in PD.

The ADS-5102 LID NDA is supported by efficacy and safety data compiled from our comprehensive registration program, which was designed to evaluate ADS-5102 for the treatment of LID in patients with PD. The Phase 3 clinical program included three placebo-controlled trials: EASED, EASE LID and EASE LID 3. The three trials enrolled a total of 286 patients, of whom 121 patients received a 340 mg dose of ADS-5102 once daily at bedtime. Both Phase 3 trials met their primary and key secondary endpoints. In addition, the NDA is supported by data from an open-label safety study known as EASE LID 2 for patients from EASED, EASE LID and EASE LID 3 as well as LID patients who have undergone deep brain stimulation. The EASE LID 2 trial is ongoing and patients are being followed for up to two years.

We are also exploring the utility of ADS-5102 for the treatment of walking impairment in patients with multiple sclerosis. We have completed a positive Phase 2 proof-of-concept study in these patients. The Phase 2 study evaluated ADS-5102 dosed at 340 mg once daily at bedtime and enrolled MS patients with impaired walking speed. A key walking assessment was the timed 25-foot walk (T25FW) test, a well-established outcome measure that has been used as a basis for product approval in the United States and Europe. Key secondary outcome measures included assessments of walking performance. Other outcome measures included assessments of other MS-related symptoms. We plan to pursue a pivotal registration program for this indication.

The second product candidate is ADS-4101, an extended-release version of an FDA-approved single-agent compound for the treatment of epilepsy (partial onset seizures). We anticipate initiating a Phase 1 clinical study of ADS-4101 for partial onset seizures in patients with epilepsy in 2016.

Additionally, through our license to Forest Laboratories Holdings Limited (“Forest Laboratories” or “Forest”), an indirect wholly-owned subsidiary of Allergan plc, our portfolio includes two medicines commercially available in the United States for indications relating to Alzheimer’s disease: Namzaric® (memantine hydrochloride extended-release and donepezil hydrochloride) capsules and Namenda XR® (memantine hydrochloride) extended-release capsules. Adamas is eligible to receive royalties on sales of Namenda XR® and Namzaric® beginning in June of 2018 and May of 2020, respectively.

Our business strategy is to continue to discover, develop and commercialize new treatment solutions for patients independently or in collaboration with partners.

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Risks Associated with our Business
Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

•
Our success depends heavily on the timely approval and successful commercialization of our product candidates, including ADS-5102, and if we are unable to successfully commercialize our product candidates or if we experience significant delays in doing so, our business will be materially harmed;

•	If ADS-5102 for the treatment of LID fails to receive approval by regulatory authorities, our business will be adversely impacted and substantially harmed;

•
Although we have completed clinical trials of ADS-5102 for the treatment of LID, a clinical trial with ADS-5102 is ongoing for LID and other indications and could result in clinical findings not consistent with previously reported positive clinical results, which could lead us to experience failure to receive regulatory approval and have a material and adverse impact on our business;

•	We will face risks in the development of our other product candidates similar to those we face with ADS-5102;

•
Our product candidates, including ADS-5102, have not been manufactured in a commercially validated process, nor at a scale that may be required to meet future market demand, and there are risks associated with developing and validating manufacturing and packaging processes and scaling up on a timely basis;

•	Our product candidates, including ADS-5102, are complex to manufacture, and manufacturing disruptions may occur that could delay the launch or commercialization of our product candidates;

•
Our product candidates, including ADS-5102, may fail to achieve the degree of market acceptance by physicians, patients, healthcare payers, and others in the medical community necessary for commercial success, negatively impacting our business;

•
We currently have only limited commercial capabilities and no sales or distribution personnel, and if we are unable to develop or obtain through outsourcing, sales, marketing, and distribution capabilities, we will not be successful in commercializing ADS-5102 or other future product candidates;

•	Failure to successfully obtain coverage and reimbursement of our products in the United States will substantially harm our business; and

•	We face substantial competition, which may result in others discovering, developing, or commercializing products before or more successfully than we do.
Corporate Information
We were incorporated in Delaware in November 2000 under the name NeuroMolecular, Inc. In December 2004, we changed our name to NeuroMolecular Pharmaceuticals, Inc., and in July 2007 we changed our name to Adamas Pharmaceuticals, Inc. Our principal executive offices are located at 1900 Powell Street, Suite 750, Emeryville, California 94608, and our telephone number is (510) 450-3500. Our website address is www.adamaspharma.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.
As used in this prospectus, “Adamas Pharmaceuticals,”, “Adamas” “we,” “us,” and “our” refer to Adamas Pharmaceuticals, Inc. and its subsidiaries taken as a whole. The word trademark “Adamas” is registered on the Principal Register of the United States Patent and Trademark Office. This prospectus also contains trademarks and trade names of other

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companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.
We are an “Emerging Growth Company”
As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•
being permitted to present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirement to hold a nonbinding advisory vote on executive compensation and to obtain stockholder approval of any golden parachute payments not previously approved.
        We may use these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering, or December 31, 2019. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenue exceeds $1 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.
        We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
        The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
The Shares of Common Stock We May Offer
We may offer shares of our common stock up to a total dollar amount of $200,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. In addition, the designated stockholders to be named in a supplement to this prospectus may offer or sell, from time to time, up to 1,600,000 shares of our common stock. Each time we or the designated stockholders offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer any security other than shares of our common stock.

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THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SHARES OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We or the designated stockholders may sell the shares of our common stock directly to investors or to or through agents, underwriters or dealers. We and the designated stockholders, and our or their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of shares of our common stock. If we or the designated stockholders do offer shares of our common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.
We may issue shares of our common stock from time to time. The designated stockholders may offer shares of our common stock to the extent such shares were issued and outstanding prior to the original date of filing of the registration statement to which this prospectus relates. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. We urge you to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the shares of our common stock offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. We will not receive any proceeds from the sale of shares of our common stock by any designated stockholder. See “Use of Proceeds” in this prospectus.
NASDAQ Global Market Listing
Our common stock is listed on the NASDAQ Global Market under the symbol “ADMS.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the shares of our common stock covered by the applicable prospectus supplement.

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RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in shares of our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our expectations with respect to the clinical development of our product candidates, our clinical trials and the regulatory approval process;

•	statements regarding the steps, timing and costs of our development programs;

•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;

•	the plans and objectives of management for future operations;

•	the availability of additional financing and access to capital;

•	the formation of a trading market for our common stock;

•	discussions and approvals of regulatory agencies; and

•	the period of time for which we will be able to fund our operations.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as

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of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the shares of our common stock offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.
We will not receive any proceeds from the sale of shares of our common stock by any designated stockholder.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the bylaws.
Common stock
Voting Rights. Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in our certificate of incorporation or required by applicable law. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the then-outstanding shares of our common stock can elect all of the directors then standing for election.
Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends, if any, out of funds legally available at the times and in the amounts that our board of directors may determine.
Liquidation. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.
Rights and Preferences. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.
Fully Paid and Nonassessable. All outstanding shares of our common stock are fully paid and nonassessable.
Preferred stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, without further action by our stockholders, to fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of preferred

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stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.
Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law
Certificate of incorporation and bylaws
Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. The directors may be removed by the stockholders only for cause and upon the vote of holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our board of directors, and vacancies and newly created directorships on our board of directors may, except as otherwise required by law or determined by our board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.
        Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing. A special meeting of stockholders may be called only by a majority of our whole board of directors, the chair of our board of directors, or our chief executive officer. Our bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder's notice.
        Our certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class, are required to amend certain provisions of our certificate of incorporation, including provisions relating to the structure of our board of directors, the size of the board, removal of directors, special meetings of stockholders, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class, are required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.
        The foregoing provisions make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of the company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for our stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the company.
        These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

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Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.
Transfer Agent and Registrar
Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing on the NASDAQ Global Market
Our common stock is listed on the NASDAQ Global Market the symbol “ADMS”.

8.

Registration Rights
We are party to an investor rights agreement that provides that certain holders of common stock (all of whom received the common stock upon conversion of preferred stock) have certain registration rights. This investor rights agreement was entered into in June 2011 and has been amended and/or restated from time to time in connection with our preferred stock financings. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders who have these rights to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.
Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the registration rights holders participating in any offering may include in any particular registration. The demand, piggyback and Form S-3 registration rights described below will expire on the earlier of (i) the date that is five years after the date of our Initial Public Offering or (ii) with respect to each stockholder following the closing of this offering, at such time as (A) such stockholder holds less than 0.5% of the company's common stock on an as-converted, fully diluted basis and (B) such stockholder is entitled to sell all of its shares pursuant to Rule 144 of the Securities Act during any 90-day period.
        Demand registration rights.    Some of the holders of shares of our common stock party to the investor rights agreement are entitled to certain demand registration rights. The holders of not less than 30% of these shares may, on not more than two occasions, request that we file a registration statement having an aggregate offering price to the public of not less than $10,000,000 to register at least 30% of their shares.
        Piggyback registration rights.     In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, some of the holders of shares of our common stock party to the investor rights agreement will be entitled to certain "piggyback" registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a demand registration or a registration statement on Form S-3, S-4 or S-8, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.
        Form S-3 registration rights.    Some of the holders of shares of our common stock party to the investor rights agreement are entitled to certain Form S-3 registration rights. Such holders may make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3. Such request for registration on Form S-3 must cover securities the aggregate offering price of which, after payment of underwriting discounts and commissions, is at least $3,000,000.
DESIGNATED STOCKHOLDERS
This prospectus also relates to the possible sale by certain of our stockholders, whom we refer to in this prospectus as the “designated stockholders,” of up to 1,600,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, including shares that may be owned by affiliates. The designated stockholders are former holders of our preferred stock that originally acquired the shares of our common stock included in this prospectus through several private placements of our convertible preferred stock prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering.
Information about the designated stockholders, where applicable, including their identities, the amount of shares of common stock owned by each designated stockholder prior to the offering, the number of shares of our common stock to be offered by each designated stockholder and the amount of common stock to be owned by each designated stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the designated

9.

stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
The designated stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such designated stockholders and the shares being offered for resale by such designated stockholders in a subsequent prospectus supplement. However, the designated stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.
PLAN OF DISTRIBUTION
We or the designated stockholders may sell the shares of our common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We or the designated stockholders may sell the shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute the shares from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the shares of our common stock, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the shares of our common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the shares of our common stock may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the shares of our common stock offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the designated stockholders may offer the shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement, other than shares of our common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the designated stockholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We or the designated stockholders may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we or the designated stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the designated stockholders’ agent will act on a best-efforts basis for the period of its appointment.
We or the designated stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us or the designated stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the designated stockholders must pay for solicitation of these contracts in the prospectus supplement.
We or the designated stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the designated stockholders in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the shares of our common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
LEGAL MATTERS
Cooley LLP, San Francisco and Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

11.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36399):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on February 23, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was filed on May 10, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which was filed on August 4, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which was filed on November 3, 2016;

•	our Current Reports on Form 8-K filed on January 6, 2016, January 7, 2016, March 24, 2016, June 6, 2016, and September 22, 2016;

•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, from our definitive proxy statement relating to our 2016 annual meeting of stockholders, which was filed on April 18, 2016; and

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 7, 2014.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any

12.

document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 750
Emeryville, CA 94608
(510) 450-3500
Attn: Secretary

13.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee, NASDAQ Global Market fee and the FINRA filing fee.

Amount
SEC registration fee		$13,899
NASDAQ Global Market fee		*
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing and miscellaneous fees and expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
        Our certificate of incorporation as currently in effect provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws as currently in effect provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
        We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.
        We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.
        In an underwriting agreement we enter into in connection with the sale of our common stock being registered hereby, the underwriters will agree to indemnify, under certain circumstances, us, our officers, our directors, and our controlling persons within the meaning of the Securities Act, against certain liabilities.

Item 16.    Exhibits

Exhibit Number
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation (Filed with the SEC as Exhibit 3.2 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
3.2	Amended and Restated Bylaws (Filed with the SEC as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2
Fourth Amended and Restated Investor Rights Agreement, dated as of June 30, 2011, by and among the registrant and certain of its stockholders (Filed with the SEC as Exhibit 10.5 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).

4.3
Form of Common Stock Certificate of the registrant (Filed with the SEC as Exhibit 4.1 to our Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on March 26, 2014, SEC File No. 333-194342).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
Item 17.    Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933:

(i)
the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on November 2, 2016.

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ Gregory T. Went
Gregory T. Went, Ph.D.
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Went and William Dawson, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Adamas Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gregory T. Went	Chief Executive Officer and Chairman	November 2, 2016
Gregory T. Went, Ph.D.	(Principal Executive Officer)

/s/ William J. Dawson	Chief Financial Officer	November 2, 2016
William J. Dawson	(Principal Financial and Accounting Officer)

/s/ Michael F. Bigham	Director	November 2, 2016
Michael F. Bigham

/s/ Richard Booth	Director	November 2, 2016
Richard Booth

/s/ Martha J. Demski	Director	November 2, 2016
Martha J. Demski

/s/ William Ericson	Director	November 2, 2016
William Ericson

/s/ Ivan Lieberburg	Director	November 2, 2016
Ivan Lieberburg, M.D. Ph.D.

/s/ David L. Mahoney	Director	November 2, 2016
David L. Mahoney

/s/ John MacPhee	Director	November 2, 2016
John MacPhee

EXHIBIT INDEX

Exhibit Number
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation (Filed with the SEC as Exhibit 3.2 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
3.2	Amended and Restated Bylaws (Filed with the SEC as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2
Fourth Amended and Restated Investor Rights Agreement, dated as of June 30, 2011, by and among the registrant and certain of its stockholders (Filed with the SEC as Exhibit 10.5 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).

4.3
Form of Common Stock Certificate of the registrant (Filed with the SEC as Exhibit 4.1 to our Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on March 26, 2014, SEC File No. 333-194342).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.